UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015 (September 30, 2015)

Global Medical REIT Inc.

 (Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On September 30, 2014, Global Medial REIT Inc. (the “Company”, “we”, “us”, “our”) entered into a Purchase Agreement (the “Agreement”) with an unrelated party Star Medreal, LLC, a Texas limited liability company (“Seller”), to acquire an approximately 24,000 square foot, eight (8) bed acute hospital facility (the “Facility”) located in Plano, Texas, along with all real property and improvements thereto for approximately $17.5 million (the “Purchase Price”). Under the terms of the Agreement, the Company is obligated to pay a development fee of $500,000 to Lumin, LLC.  The property will be leased back via an absolute triple-net lease agreement that expires in 2035.  The tenant will be Star Medical Center, LLC and Lumin Health, LLC will serve as guarantor.  Lumin Health, LLC is an affiliate and management company for Star Medical Center, LLC.  The tenant has two successive options to renew the lease for ten year periods, subject to further negotiation, on the same terms and conditions as the primary non-revocable lease term with the exception of rent, which will be computed at then-prevailing fair market value as determined by an appraisal process defined in the lease.  The terms of the lease also provide for a tenant allowance up to $2.75 million for a 6,400 square foot expansion to be paid by the Company.

Additional material terms of the Agreement provide for: (i) an initial deposit from us in the amount of $25,000 that was paid on October 2, 2015.  At closing, this deposit shall be applied to the Purchase Price.  It is understood that $100 of the deposit is non-refundable consideration to Seller for this Agreement and whenever this Agreement provides that the deposit shall be refunded to us, the consideration shall be deducted from such refund and paid to seller with the balance of the deposit to be paid to purchaser; (ii) a property inspection and due diligence period that expired November 16, 2015 during which time Purchaser had the right to terminate this Agreement by written notice to Seller in the event Purchaser, in Purchaser’s sole discretion, was not satisfied with the Assets for any reason, which reason need not be specified in such notice, provided that such notice was delivered (in accordance with the provisions of this Agreement) to Seller on or before 6:00 p.m. CT on the last day of the due diligence period; (iii) if this Agreement is not terminated, then this Agreement shall remain in full force and effect, and the deposit shall become non-refundable, except as otherwise provided under the Agreement; (iv) all inspection fees, appraisal fees, engineering fees and other expenses of any kind incurred by us relating to the inspection of the property will be solely the expense of the Company; (vi) a closing date that shall occur on or before December 7, 2015. The Agreement also contains additional customary covenants, representations and warranties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit

Description

10.1

Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.
Date: November 20, 2015	By: /s/ David Young
David Young Chief Executive Officer (Principal Executive Officer)

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